Exhibit 99.2
Results of the HeartWare ADVANCE Bridge to Transplant Trial and CAP Update MS Slaughter, K Aaronson, S Najjar, E McGee, F Pagani, I Gregoric, O.H Frazier, E Birks, T Icenogle, V Jeevanandam, M Acker, R John, A Rongione and the Advance Investigators October 2, 2011

Disclosures Study PI and training site for HeartWare, Inc. Grant support Thoratec Corp. DSMB Novo Nordisk HVAD is still investigational in the U.S.

Reminder: The data presented today constitute an update from the Advance BTT Trial and Continuing Access Protocol (CAP) in the U. S. Results, including adverse events and outcomes, could possibly change in the future as the trial reaches completion. Data cut-off July 15, 2011 Database lock August 25, 2011

HeartWare Ventricular Assist System HVAD miniaturized implantable blood pump About the size of a "D" battery Provides up to 10 L/min of flow Centrifugal design, continuous flow Hybrid magnetic / hydrodynamic impeller suspension Optimizes flow, pump surface washing, and hemocompatibility Thin (4.2 mm), flexible driveline with fatigue resistant cables Lightweight patient peripherals

Unique Features of the HVAD Pump Accurate flow estimation Log files enable flow and power waveform analysis Novel impeller design enables excellent hemodynamics No abdominal surgery or pump pocket Fits in the pericardial space Anatomically fits smaller patients Less surgery; potentially minimizes blood transfusions

Apical Sewing Ring Apical Sewing Ring

HVAD Implant HVAD Implant

Outflow Graft Outflow Graft

Outflow Graft Outflow Graft

Multi-site (30), prospective trial to evaluate the HeartWare HVAD as a bridge-to-transplant in the US Enrollment period was August 2008 to February 2010 All patients were followed for ^ 180 days following implant or until cardiac transplantation, device explant for recovery or death Treatment group was compared to a contemporaneous control group consisting of patients enrolled in the Interagency Registry for Mechanically Assisted Circulatory Support (INTERMACS) who received a commercially available left ventricular assist device as a BTT ADVANCE Trial Design

Results from Pivotal ADVANCE BTT Trial Enrolled: 140 patients, Completed: February 28, 2010 Study cohort "Success" was 92% Non-inferiority to INTERMACS control group (p < 0.0001) Overall survival was 94% at 180 days and 91% at 360 days 30-day mortality was 1.4% Favorable adverse event profile compared to previous PMA clinical trials Results filed with the FDA December 27, 2010

Continued Access Protocol (CAP) for ADVANCE Trial CAP for the bridge-to-transplant indication was approved for the 30 sites that enrolled at least 1 patient in ADVANCE The same enrollment protocol is in effect for CAP 3 allotments of additional patients (54, 54 and 94) have been granted by the FDA for a total of 202 patients Through January 15, 2011: 241 total patients were enrolled and implanted between Pivotol and CAP protocols Minimum 6 month follow up at July 15, 2011.

Baseline Characteristic BTT and CAP (N = 241) BTT (N = 140) CAP (N = 101) Age (years) 52.7 +- 11.7 53.3 +- 10.3 52.0 +- 13.5 Male sex (%) 169 (70) 101 (72) 68 (67) Race [number (%)] White Black/African American Hispanic/Other 166 (69) 63 (26) 12 (5) 101 (72) 32 (23) 7 (5) 65 (64) 31 (31) 5 (5) Body-mass index (kg/m2) 28.2 +- 6.1 28.5 +- 6.0 27.8 +- 6.1 Body surface area (m2) 2.0 +- 0.3 2.1 +- 0.3 2.0 +-0.3 Ischemic cause of heart failure (%) 38 41 34 Left ventricular ejection fraction (%) 17.8 +- 7.2 18.0 +- 7.1 17.4 +- 7.3 Pulmonary capillary wedge pressure (mmHg) 22.6 +- 8.4 22.8 +- 9.1 22.4 +- 7.4 Baseline Characteristics ADVANCE/CAP

Baseline Characteristic BTT and CAP (N = 241) BTT (N = 140) CAP (N = 101) Arterial blood pressure (mmHg) Systolic Diastolic Mean 103.8 +- 15.2 63.5 +- 10.7 76.6 +- 11.2 103.3 +- 15.6 63.7 +- 11.2 76.2 +- 12.1 104.3 +- 14.7 63.2 +- 10.1 77.2 +- 9.8 Cardiac index (liters/min/m2) 2.1 +- 0.7 2.1 +- 0.6 2.2 +- 0.7 Pulmonary artery pressure (mmHg) Systolic Diastolic 48.9 +- 13.6 24.7 +- 8.5 51.1 +- 15.2 25.7 +- 9.0 45.8 +- 10.5 23.3 +- 7.6 NYHA Class (%) II III IV NA 0.8 4.6 91.7 0.4 0.7 3.6 95.0 0.7 1.0 6.3 92.6 0 INTERMACS [number (%)] 1 2 3 4-7 Missing 8 (3.3) 76 (31.5) 108 (44.8) 48 (19.9) 1 (0.4) 7 (5.0) 39 (27.9) 60 (42.9) 34 (24.3) 0 1 (1.0) 37 (36.6) 48 (47.5) 14 (13.9) 1 (1.0) *207 patient-years follow-up

INTERMACS Classification ADVANCE and CAP Patients (%) % Survival (to 6 mo. endpoint) INTERMACS 1 8 (3.3) 100 INTERMACS 2 76 (31.5) 91 INTERMACS 3 108 (44.8) 94 INTERMACS 4-7 48 (19.9) 94 *One patient missing INTERMACS profile pre-Implant (still alive)

% Patients Affected Event Rate (per patient-year) Infections Driveline exit 11.6 0.19 Sepsis 10.4 0.14 Respiratory dysfunction 22.8 0.36 Arrhythmia Ventricular 22.4 0.33 Supraventricular 22.8 0.34 Right heart failure Inotropes or inhaled NO 29.0 0.25 RVAD 3.3 0.04 Renal dysfunction 10.4 0.14 Hepatic dysfunction 5.4 0.06 Venous thrombosis 7.5 0.09 Arterial embolism 2.5 0.03 Adverse Events

% Patients Affected Event Rate (per patient-year) Bleeding requiring re-op 11.6 0.16 Device exchanges Procedure-related 1.2 0.01 Suspected thrombus 4.1 0.05 Other 1.7 0.02 Neurological events Ischemic CVA ICVA ^ 48 hours 2.9 0.03 ICVA > 48 hours 5.0 0.07 Hemorrhagic CVA 5.4 0.06 TIA 3.7 0.05 Adverse Events

(CHART) Adjustment in Anticoagulation Patterns Median INR = 2.2 Median INR = 1.7 *Adjustment on March 15, 2011: maintaining INR in recommended 2.0-3.0 range and starting ASA at 325 mg/day versus 81 mg/day

(CHART) Patients implanted up to January 15, 2011 Reduction in Pump Exchange for Suspected Thrombus

Strokes: Post-Discharge Analysis (CHART) - Minimum 6 months from implant - 67% of ICVA patients Modified Rankin Score 2 or lower - 80% ICVA Survival / Transplanted at 180 days

Perioperative Ischemic Strokes (<48 Hours) (CHART) 140 patients 101 patients

GI Bleeding (n = 241) Day 30: 96.2% Day 90: 93.6% Day 180: 92.0% Day 360: 88.7%

Freedom from Sepsis (n = 241) Day 30: 96.7% Day 90: 95.8% Day 180: 91.5% Day 360: 86.8%

Freedom from Driveline Infections Day 30: 97.5% Day 90: 96.6% Day 180: 91.4% Day 360: 86.6%

Causes of Death for ADVANCE and CAP Causes Number of Patients Intracerebral Bleeding 7 Multisystem Organ Failure 6 Sepsis 5 Right Heart Failure 2 Undetermined 2 Respiratory Failure 1 Liver Failure 1 Renal Failure 1 Myocardial Infarction 1 Hemorrhagic Shock 1 Controller failure 1 Brain tumor 1

Improvements in 6-Minute Walk (CHART) p < 0.0001

Survival for ADVANCE and CAP (n = 241) Survival 30 days 98% 90 days 97% 180 days 93% 360 days 86%

0.0 0.1 0.2 0.3 0.4 0.5 0.6 0.7 0.8 0.9 1.0 0 60 120 180 240 300 360 Group Patients at Risk HVAD 241 225 194 172 128 107 84 Days Post Implant Proportion of Patients 71.4% Alive on Device 21.6% Transplanted* 7.1% Death BTT and CAP Patients (n = 241) 92.9% Transplanted or Alive * includes one patient that was explanted for recovery.

HVAD HVAD

HVAD sintered inflow HVAD sintered inflow

Summary 241 patients have been enrolled in ADVANCE and CAP with at least 6 months of follow up for 207 patient-years of support. Average duration of support: 313 days. Survival remains high at 92.7% at 180 days despite lower transplant rate than in prior BTT trials. Reoperations for bleeding as well as sepsis and driveline infections were infrequent. Adjustments in anticoagulation reduced thrombus events. Overall, Adverse Event Rates remain low despite prolonged exposure to device support with improving survival and lower transplant rates